Exhibit 6.31

DEALMAKER SECURITIES LLC ORDER FORM

Customer:.	Energy Exploration Technologies, Inc.	Contact:	Teague Egan

Address:	65 GREEN VILLA DR., #21, DORADO, Puerto Rico, 00646	Phone:

Commencement Date: 2023-01-10		E- Mail:	teague@energyx.com

By its signature below in the applicable section, Customer hereby engages and retains DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described in Schedule A. Referenced with in this Order Form are third party services provided by affiliates of DealMaker Securities LLC, subject to the Terms of Service applicable thereto (each such affiliates, a “Company”).

Customer confirms that it understands the terms of this Order Form and the applicable Terms of Services, and by preceding with its order, agrees to be bound contractually with each respective Company. The Applicable Terms of Service include and contain, among other things, warranty disclaimers, liability limitations and use limitations.

There shall be no force or effect to any different terms other than as described or referenced herein (including all terms included or incorporated by reference) except as entered into by a Company and Customer in writing.

CUSTOMER	DEALMAKER SECURITIES LLC

Authorized Representative	Authorized Representative

Customer hereby engages and retain DealMaker Securities LLC, a registered Broker-Dealer, to provide the applicable services described here and in Schedule A, with the Fees described on Schedule A hereto

Schedule “A”

Regulation A+ Offering Fees

Deal Maker Securities LLC (and affiliate) Fees

•	$35,000 Advance (an advance against accountable expenses anticipated to be incurred, and refunded to extent not actually incurred)

This advance fee includes

i. $ 15,000 prepaid to DealMaker Securities LLC for Due Diligence Review

ii. $ 5,000 prepaid to Novation Solutions Inc. O/A DealMaker for consulting on infrastructure for self-directed electronic roadshow

iii. $ 15,000 prepaid to DealMaker Reach LLC for consulting on marketing for self-directed electronic roadshow

•	$12,000 monthly hosting, maintenance, marketing, and advisory fee. Fees are payable at the beginning of each month only once the campaign is launched and during the duration of the live campaign.

•	3.5% Net Cash Fees From All Proceeds - payable as follows:

•	DMS shall deduct 5% of all payments made in the offering

•	Issuer shall levy 1.5% ancillary fee payable by investors

•	DMS shall apply 1.5% ancillary fee to issuer’s account such that total fees payable by issuer shall be equal to 3.5% of the offering proceeds.*

Services may include:

DealMaker Securities Concierge Services

•	BiWeekly (2x week) standing call with working group leading up to, during, and after launch to coordinate various working groups, offering progress, and overall strategy and project management

•	Detailed planning sessions in the lead up to (and following) major milestone initiatives including filings and promotional milestones

•	Regular detailed reporting on offering progress including monthly reviews

Due Diligence Review

•	Reviewing and performing due diligence on Issuer, its affiliates, executives and other parties as described in Rule 262 of Regulation A, and consulting with Issuer regarding same

Consulting on Infrastructure for Self-Directed Electronic Road show

•	Consulting with Issuer on best business practices regarding raise in light of current market conditions and prior self-directed capital raises

•	White-labeled platform customization to capture investor acquisition through the platform’s analytic and communication tools

•	Consulting with Issuer on question customization for investor questionnaire

•	Consulting with Issuer on selection of webhosting services

•	Consulting with Issuer on completing template for campaign page

•	Advising Issuer on compliance of marketing material and other communications with the public with applicable legal standards and requirements

•	Providing advice to Issuer on content of Form 1A and Revisions

•	Advising Issuer on how to configure platform and link between prospective investors and the Issuer

•	Provide extensive, review, training, and advice to Issuer and Issuer personnel on how to configure and use electronic platform powered by DealMaker.tech

•	Assisting in the preparation of state, SEC and FlNRA filings

•	Working with the Client’s SEC counsel in providing information to the extent necessary

Advisory, Compliance and Consulting Services During the Offering

•

Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;

•	If necessary, discussions with the issuer regarding additional information or clarification on an issuer-invited investor;

•	Coordinating with third party agents and vendors in connection with performance of services;

•

Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor’s participation;

•	Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;

•	Providing a dedicated account manager;

•	Providing ongoing advice to Issuer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

•	Consulting with Issuer regarding any material changes to the Form 1A which may require an amended Tiling; and

•	Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Marketing Services:

•	Email marketing:

•	Audience building via email capture on landing page

•	Ongoing email list nurturing via updates repurposed from the Client’s campaign-wide announcements, other relevant news, and webinars

•	Google Ads:

•	Search, Display, Google Discovery, and YouTube

•	Creation of ad designs, copy, and audience targeting across Google Ads platform

•	Ongoing testing of ad copy and creative

•	Paid Social:

•	Facebook and Instagram prospecting and retargeting

•	Creation of ad designs, copy, and audience targeting

•	Ongoing testing of ad copy and creative

•	Conversion rate optimization:

•	Continuous website content testing to improve conversion rate

•	Partnerships:

•	Source and negotiate private ad placements with relevant publishers and email newsletters

•	Campaign forecasting:

•	Advertising spend and campaign timeline projections based on client goals and campaign metrics

•	Reporting:

•	Regular calls weekly for month one after launch and 2/month thereafter

•	Strategic planning, implementation, and execution of marketing budget

Marketing Services are provided by DealMaker Reach LLC. Customer hereby agrees to the terms set forth in the DealMaker Reach Terms of Service linked [here].

Customer Representative

Subscription Platform Hosting and Maintenance (provided by Novation Solutions Inc. O/A DealMaker)* Customer hereby agrees to the terms set forth in the DealMaker Terms of Service linked [here].

•	Creation and maintenance of deal portal powered by DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions

•	Full analytics suite to track all asp eels of the offering and manage the conversion of prospective investors into actual investors.

•	Seats for up to 10 users (including legal, compliance, broker-dealer and transfer agent)

•	After the completion of the Offering, DealMaker Engage portal with shareholder engagement Ira eking and management functionality.

Customer Representative

In the event that the Financial Industry Regulatory Authority (“FINRA”) Department of Corporate Finance does not issue a no objection letter for the Offering, all OMS Fees are fully refundable other than services actually rendered in accordance with OMS standard hourly rates.

Services DO NOT include providing any investment advice nor any investment recommendations to any investor.

Schedule “B”

FINRA Filing Fees

Regulatory Corporate Filing Fees

Customer agrees to pay the actual out of pocket costs and expenses related to submission of FINRA filing. Upon confirmation in the FlNRA filing portal, DMS will let Customer know the exact fee payable to Fl NRA. Customer will pay this fee to DMS, who will then forward it to appropriate regulatory agency in payment for the filing. These fees are due and payable prior to any submission by DMS to FINRA.

# Signature Certificate

Reference number: WPFA4-EECZN-G5KT5-IJGCK

| Signer | Timestamp | Signature |
|---|---|---|
| **Teague Egan**<br>Email: teague@energyx.com<br>Shared via link | |  |
| Sent: | 10 Jan 2023 00:02:07 UTC | IP address: 12.97.180.27 |
| Viewed: | 10 Jan 2023 23:02:04 UTC | Location: Austin, United States |
| Signed: | 10 Jan 2023 23:02:35 UTC | |
| **Mat Goldstein**<br>Email: mgoldstein@dealmakersecurities.com | |  |
| Sent: | 10 Jan 2023 00:02:07 UTC | |
| Viewed: | 10 Jan 2023 23:44:20 UTC | |
| Signed: | 10 Jan 2023 23:44:46 UTC | |
| **Recipient Verification:** | | IP address: 66.207.193.162 |
| ✔Email verified | 10 Jan 2023 23:44:20 UTC | Location: Toronto, Canada |

Document completed by all parties on:
10 Jan 2023 23:44:46 UTC

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